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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K/A

                         Amendment No. 1

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the securities Exchange Act




                          August 4, 2000
                          Date of Report
                (Date of Earliest Event Reported)




                         CORVALLIS, INC.
      (Exact Name of Registrant as Specified in its Charter)

                       1486 South 11th East
                    Salt Lake City, Utah 84105
             (Address of principal executive offices)

                          (801) 487-3893
                  Registrant's telephone number


     NEVADA                      33-18143-D                 87-0449399
(State or other            (Commission File Number)       (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)


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ITEM 4:     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 4, 2000, Crouch, Bierwolf & Chisholm, located in Salt Lake City, Utah, was replaced by Chisholm & Associates as our independent auditor. The decision to change accountants was approved by our Board of Directors. Crouch, Bierwolf & Chisholm had audited our financial statements for June 30, 1999 and 1998. Crouch, Bierwolf & Chisholm's report on such financials, dated July 25, 1999, did not contain an adverse opinion, disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles.
There were no disagreements with Crouch, Bierwolf & Chisholm on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of dismissal.

     Neither we, nor someone on our behalf, consulted with Chisholm & Associates regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements. Nor was a written report or oral advice provided to us that Chisholm & Associates considered was an important factor we relied on in reaching decisions about accounting, auditing or financial reporting issues.


ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits.

16 Letter of agreement from Crouch, Bierwolf & Chisholm, dated September 29, 2000.

          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Corvallis, Inc.

                                        /s/ Whitney O. Cluff
                                   By: _____________________________
                                            Whitney O. Cluff
                                            President and Chief
                                            Executive Officer